Exhibit 4.3

THIRD SUPPLEMENTAL INDENTURE
12.625% FIRST LIEN SENIOR SECURED NOTES DUE 2029

THIRD SUPPLEMENTAL INDENTURE, dated as of December 12, 2024 (this “Supplemental Indenture”), among The Hertz Corporation, a corporation duly organized and existing under the laws of the State of Delaware (together with its respective successors and assigns, the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”), and Computershare Trust Company, N.A., as trustee (the “Trustee”) and collateral agent (the “Notes Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors, the Trustee and the Notes Collateral Agent have heretofore become parties to an Indenture, dated as of June 28, 2024 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 12.625% First Lien Senior Secured Notes due 2029 (the “Notes”);

WHEREAS, Section 902(a) of the Indenture provides that the Company, the Trustee (and, in the case of the Notes Collateral Documents, the Notes Collateral Agent) and (if applicable) each Guarantor may amend or supplement the Indenture, the Notes Collateral Documents or the Notes with the written consent of the Holders of not less than 60.0% in aggregate principal amount of the Outstanding Notes (including, in each case, consents obtained in connection with a tender offer or exchange offer for the Notes) (the “Requisite Consents”);

WHEREAS, the Company has solicited consents from the Holders to certain proposed amendments (the “Proposed Amendments”), pursuant to the terms and subject to the conditions set forth in the consent solicitation statement, dated as of December 5, 2024;

WHEREAS, pursuant to the Second Supplemental Indenture, dated as of December 12, 2024, the Company has issued $500,000,000 aggregate principal amount of Additional Notes, and each purchaser of such Additional Notes was deemed to have consented to the Proposed Amendments;

WHEREAS, the Company has obtained the Requisite Consents authorizing the Proposed Amendments; and

WHEREAS, pursuant to Sections 902(a) and 903 of the Indenture and the receipt of the Requisite Consents, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture to effect the Proposed Amendments;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the Trustee and the Notes Collateral Agent mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.   Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereto,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.   Amendments.

(a)   The first and fourth paragraphs of Section 301 of the Indenture are hereby amended and restated in their entirety to read as follows:

The aggregate principal amount of Notes that may be authenticated and delivered and Outstanding under this Indenture is not limited; provided that, so long as Canso is a Noteholder, any issuance of Additional Notes after the New Notes Issue Date shall require the consent of Canso.

Subject to the first paragraph of this Section 301, Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single series with the other Notes (including any Initial Notes or other Additional Notes) and shall have the same terms as to status, redemption or otherwise as such Notes; provided that (1) the issuance of any Additional Notes shall comply with Section 409 and Section 413 hereof and (2) Additional Notes will not be issued with the same CUSIP, ISIN or other identifying number as the Initial Notes unless they are fungible with the Initial Notes for U.S. federal income tax purposes. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

(b)   Section 413(b)(i) of the Indenture is hereby amended and restated in its entirety to read as follows:

(i) Indebtedness Incurred pursuant to any Credit Facility (including in respect of letters of credit or bankers’ acceptances issued or created thereunder) and Indebtedness Incurred other than under any Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to the sum of (A) $4,045.0 million, plus (B) $1,000.0 million, plus (C) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued unpaid interest) incurred in connection with such refinancing; and

(c)   Clause (k)(i) of the definition of “Permitted Liens” in Section 101 of the Indenture is hereby amended and restated in its entirety to read as follows:

(k)(i) Liens on the Collateral securing Indebtedness Incurred pursuant to any Credit Facility (including in respect of letters of credit or bankers’ acceptances issued or created thereunder) and Indebtedness Incurred other than under any Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to the sum of (A) $4,045.0 million, plus (B) $1,000.0 million, plus (C) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred in connection with such refinancing; provided that, prior to August 31, 2025, (1) no Indebtedness shall be secured pursuant to subclause (B) of this clause (i) to purchase, repurchase, redeem, defease or otherwise refinance any Unsecured Senior Indebtedness and (2) no revolving credit facility borrowings shall be secured pursuant to this clause (i) to purchase, repurchase, redeem, defease or otherwise refinance any Unsecured Senior Indebtedness;

(d)   In connection with the above amendments, the following definitions will be added in Section 101 of the Indenture:

“Canso” means certain accounts managed by Canso Investment Counsel Ltd., in its capacity as portfolio manager.

“New Notes Issue Date” means December 12, 2024.

3.   Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE NOTES COLLATERAL AGENT, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

4.   Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

5.   Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic means shall be deemed to be their original signatures for all purposes. The words “signed”, “signature” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures.

This Supplemental Indenture (or any document delivered in connection with this Supplemental Indenture) shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned or photocopied manual signature. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

6.   Headings. The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE HERTZ CORPORATION

By:	/s/ Mark E. Johnson
Name: Mark E. Johnson
Title: Senior Vice President and Treasurer

GUARANTORS:

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ Mark E. Johnson
Name: Mark E. Johnson
Title: Senior Vice President and Treasurer

RENTAL CAR INTERMEDIATE HOLDINGS, LLC
DOLLAR RENT A CAR, INC.
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
DTG OPERATIONS, INC.
DTG SUPPLY, LLC
FIREFLY RENT A CAR LLC
HERTZ CAR SALES LLC
HERTZ GLOBAL SERVICES CORPORATION
HERTZ LOCAL EDITION CORP.
HERTZ LOCAL EDITION TRANSPORTING, INC.
HERTZ SYSTEM, INC.
HERTZ TECHNOLOGIES, INC.
HERTZ TRANSPORTING, INC.
RENTAL CAR GROUP COMPANY, LLC
SMARTZ VEHICLE RENTAL CORPORATION
THRIFTY CAR SALES, INC.
THRIFTY, LLC
THRIFTY RENT-A-CAR SYSTEM, LLC
TRAC ASIA PACIFIC, INC.

By:	/s/ Mark E. Johnson
Name: Mark E. Johnson
Title: Vice President and Treasurer

[Signature Page to Third Supplemental Indenture (1L Notes)]

GUARANTORS (CONTINUED):

HERTZ FHV #1, LLC
HERTZ FHV #2, LLC
HERTZ FHV #3, LLC
HERTZ FHV #4, LLC
HERTZ FHV #5, LLC
HERTZ FHV #6, LLC
HERTZ FHV #7, LLC
HERTZ FHV #8, LLC
HERTZ FHV #9, LLC
HERTZ FHV #10, LLC
HERTZ FHV #11, LLC
HERTZ FHV #12, LLC
HERTZ FHV #13, LLC
HERTZ FHV #14, LLC
HERTZ FHV #15, LC
HERTZ FHV #16, LLC
HERTZ MOBILITY HOLDINGS, LLC

By:	/s/ Matthew C. Potalivo
Name: Matthew C. Potalivo
Title: Vice President and Secretary

[Signature Page to Third Supplemental Indenture (1L Notes)]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee and Notes Collateral Agent

By:	/s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand
Title: Vice President

[Signature Page to Third Supplemental Indenture (1L Notes)]